UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2014 (March 10, 2014)

Date of Report (Date of earliest event reported)

xG TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-5856795
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (941) 953-9035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 10, 2014, xG Technology, Inc. (the “Company”) delivered a new version of their corporate presentation (the “Presentation”) at the 26th Annual Roth Conference in Dana Point, California. A copy of the Presentation is attached hereto as Exhibit 99.1. The Presentation is also available on the Company’s website at www.xgtechnology.com. None of the information contained on the Company’s website is intended to be, and shall not be deemed to be, incorporated into this filing on Form 8-K or any of our other securities filings.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, are deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Presentation of xG Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 10, 2014		xG TECHNOLOGY, INC.

	By:	/s/ Roger G. Branton
Name: Roger G. Branton Title: Chief Financial Officer